                                                                   EXHIBIT 10.52

SUMMARY OF ORAL AMENDMENT TO LETTER OF AGREEMENT OF EMPLOYMENT, DATED AUGUST 6,
2003, WITH MONICA SCHULZE-HODGES

Effective, June 15, 2004 and March 22, 2005, Register.com, Inc. amended Ms.
Schulze-Hodges' letter agreement to provide increases to her base salary of
$10,000 and $6,000, respectively, bringing her total base compensation under
Section 2 of her Letter Agreement of Employment, dated as of August 6, 2003 to
$206,000.

Register.com, Inc. further amended Section 3 of Ms. Schulze-Hodges' letter agreement to modify her bonus eligibility for the year ended December 31, 2004 purusant to which she received a bonus for such year of $106,681.